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                                                                     EXHIBIT 3.7
                                                                     -----------

                           ARTICLES OF INCORPORATION
                                       OF                  [SEC. STATE STAMP]
                            R. J. TOWER CORPORATION,
                             a Kentucky corporation

     The undersigned Incorporator, R.J. Tower Corporation, a Michigan corporation, executes these Articles of Incorporation for the purpose of forming and hereby forms a corporation under the laws of the Commonwealth of Kentucky in accordance with the following provisions:


                                   ARTICLE I
                                   ---------

                                      NAME
                                      ----

     The name of the corporation is R. J. Tower Corporation.


                                   ARTICLE II
                                   ----------

                                    PURPOSES
                                    --------

     The purpose of the corporation is to engage in any or all business enterprises for which corporations may be organized and which the Board of Directors may deem beneficial, profitable and in the best interests of the corporation, and to do all other things deemed by the Board of Directors to be necessary or desirable in connection with any of the corporation's businesses.


                                  ARTICLE III
                                  -----------

                                     POWERS
                                     ------

     The corporation shall have all the powers conferred upon a corporation organized under the provisions of Chapter 271B of the Kentucky Revised Statutes and shall have all powers necessary, proper, convenient or desirable in order to fulfill and further the purposes of the corporation.


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     The corporation shall have the power to purchase shares of the stock of the corporation to the extent of unreserved and unrestricted earned surplus and capital surplus of the corporation.


                                   ARTICLE IV
                                   ----------

                                    DURATION
                                    --------

     The corporation shall have perpetual existence.


                                   ARTICLE V
                                   ---------

                      REGISTERED OFFICE AND RESIDENT AGENT
                      ------------------------------------

     The registered office of the corporation in the Commonwealth of Kentucky is Kentucky Home Life Building, Louisville, Kentucky 40202.

     The registered agent at the same address is CT Corporation System.


                                   ARTICLE VI
                                   ----------

                                Principal Office
                                ----------------

     The address of the principal office of the corporation is 6303 28th Street, S.E., Grand Rapids, Michigan 49546.

                                  ARTICLE VII
                                  -----------

                                 CAPITAL STOCK
                                 -------------

     The total number of shares which may be issued by the corporation is 1,000 shares of common stock having no par value. Each shareholder is entitled to one vote per share and may vote same as provided by law.

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                                  ARTICLE VIII

                                 Incorporators

     The name and address of the Incorporator is R.J. Tower Corporation, a Michigan corporation, 6303 28th Street, S.E., Grand Rapids, Michigan 49546.

                                   ARTICLE IX

                                   Directors

     The business and affairs of the corporation are to be conducted by a Board of Directors of not less than two (2) nor more than five (5) members, the number to be set in the manner provided in the bylaws. The initial Board of Directors of the corporation shall consist of four (4) persons who shall serve until the first Annual Meeting of Shareholders and until their successors are elected and qualified. The names and addresses of said directors are as follows:

Dugald K. Campbell                   S.A. Johnson
6303 28th Street, S.E.               6303 28th Street, S.E.
Grand Rapids, Michigan 49546         Grand Rapids, Michigan 49546

Scott Rued                           Adrian VanderStarre
6303 28th Street, S.E.               6303 28th Street, S.E.
Grand Rapids, Michigan 49546         Grand Rapids, Michigan 49546


                                   ARTICLE X

                                     Bylaws

     The bylaws for the corporation shall be adopted and may be amended or repealed by the Board of Directors, subject to repeal or change by action of the shareholders.

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                                   ARTICLE XI

                       Distributions from Capital Surplus

     The Board of Directors shall have the power to distribute to shareholders, from time to time, out of capital surplus, cash or other property of the corporation.

                                   ARTICLE IX

                            Limitation of Liability

     A director shall not be liable to the corporation or its shareholders for monetary damages for any act or omission constituting a breach of his duties as a director unless such act or omission (1) is one in which the director has a personal financial interest which is in conflict with the financial interests of the corporation or its shareholders; (2) is not in good faith or involves intentional misconduct or is known to the director to be a violation of law; (3) is a vote for or assent to a distribution made in violation of these articles of incorporation or which renders the corporation unable to pay its debts as they become due in the usual course of business or which results in the corporation's total liabilities exceeding its total assets; or (4) is a transaction from which the director derived an improper personal benefit.


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     SIGNED AND ACKNOWLEDGED by the Incorporator at Auburn, Indiana this 29th day of March, 1994.

                                  R.J. TOWER CORPORATION, a
                                  Michigan corporation

                                  By: /s/ Dugald K. Campbell
                                     ----------------------------
                                     Dugald K. Campbell
                                     President


STATE OF INDIANA   )
                   ) SS
COUNTY OF DEKALB   )

     The foregoing instrument was acknowledged before me on March 29th, 1994 by Dugald K. Campbell, the President of R.J. Tower Corporation, a Michigan corporation, the within-named Incorporator.

     My commission expires:  6/15/96 .
                           ----------

                                  /s/ Jeffrey L. Turner
                                  -------------------------------
                [SEAL]            Notary Public
                                  Jeffrey L. Turner
                                  Resident of DeKalb Co., Indiana

This instrument was prepared by:

/s/ Stephen D. Berger
--------------------------------
Stephen D. Berger
WYATT, TARRANT & COMBS
Citizens Plaza
Louisville, Kentucky 40202
(502) 589-5235


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